                                                                    Exhibit 10.1

               FIBERNET TELECOM GROUP, INC. STOCK OPTION AGREEMENT

         STOCK OPTION AGREEMENT ("AGREEMENT"), dated this ____th day of ______________, 1997 between FiberNet Telecom Group, Inc., a Nevada corporation (the "COMPANY") and _________________________(the "OPTIONEE").


                                    RECITALS

         WHEREAS, the Board of Directors of the Company (the "BOARD") has adopted and the stockholders of the Company have approved the FiberNet Telecom Group,Inc. Employee Equity Participation Program(the "PLAN")for the issuance of Incentive Stock Options and Nonstatutory Stock Options pursuant to the Plan, collectively the "OPTIONS" to Employees (as such term is defined in the Plan) of the Company;

         WHEREAS, the Board has included in the Plan certain provisions to provide for the grant of stock options intended to qualify as incentive stock options ("INCENTIVE STOCK OPTIONS") under Section 422 of the Internal Revenue Code of 1986, as amended, (the "Code") (or any successor provision thereof)and certain provisions to provide for the grant of stock options intended to qualify as Nonstatutory Stock Options;

         WHEREAS, the Plan authorizes the Administrator, in its discretion, to grant Options and to determine the details of each Agreement to which such granted Options relate; and

         WHEREAS, the Administrator believes it to be in the best interest of the Company to grant the Optionee Options to purchase shares of common stock of the Company (the "SHARES"), at the price and subject to the terms herein, and in all respects subject to the terms, definitions and provisions of the Plan, which is incorporated by reference herein.

         NOW, THEREFORE, in consideration of the promises and the mutual covenants and agreements hereinafter set forth, the Company and the Optionee agree as follows:


                                    AGREEMENT

         1. Option

            (a) Grant of Option. Pursuant to the Plan, the Company hereby grants the Optionee the option to purchase the Options and number of shares set forth on Schedule A attached hereto in accordance with the terms and conditions of this Agreement.

            (b) Exercise Period. Except as otherwise provided in this Agreement, each of the Options granted hereunder shall become exercisable by the Optionee at the rate of Twenty Percent (20%) per year for five (5) years, according to the schedule set forth in Section 6.6 of the Plan; provided however, that the right to exercise an Option as to any fractional Share shall be deemed the right to exercise an Option as to a full Share with appropriate adjustments made to the last exercise period so that the total number of Options shall not exceed that specified under paragraph (a) of Section 1 hereof.

            (c) No Lapse of Exercise Power. Any Option which becomes exercisable on a certain date but is not exercised in full on that date shall not lapse but shall remain outstanding as to the unexercised portion and shall continue in effect throughout the remainder of the Option Term (taking into account any early termination of such Option Term which may be provided for under this Agreement or the Plan).

            (d) Sequential Exercise. Options granted to the Optionee may be exercised in any order, so that the Optionee may exercise an Option if another Option, granted at an earlier time, remains outstanding in whole or in part.

            (e) Option Term. An Option which is not exercised shall expire upon the earlier of:

                  (i) ten (10) years after the date such Option was granted unless the Optionee is a 10% Holder

         (as defined herein), in which case the Option shall expire five (5) years after such date;

                  (ii) three (3) months after the date the Optionee's service or employment with the Company terminates, unless such termination was the result of the Optionee's death or Total and Permanent Disability or unless the Company terminates the Optionee's service or employment for cause;

                  (iii) one (1) year after the date of the Optionee's death or Total and Permanent Disability; and

                  (iv) any such earlier termination date as may be provided by this Agreement or the Plan.

            (f) Option Price. The purchase price per Share under this Agreement shall be 100% of the Fair Market Value of a Share, except that in the case of an Optionee who beneficially owns more than ten percent (10%) of the total combined voting power of all classes of Outstanding Stock of the Company (a "10% Holder"), the purchase price per Share shall be at least one hundred ten percent (110%) of the fair market value of such Shares on the date of grant.

            (g) Adjustments.

                  (i) Stock Splits and Dividends. Subject to any required action by the Board and/or stockholders, the number of Shares covered by the Plan as provided in SECTION 5.1 of the Plan, the number of Shares covered by each outstanding Option and the Option Price thereof shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a subdivision or consolidation of Shares or the payment of a stock dividend (but only if paid in Shares), a stock split or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company.

                  (ii) Mergers. Subject to any required action by the Board and/or stockholders, if the Company shall merge with another corporation and the Company is the surviving corporation in such merger and under the terms of such merger the Shares outstanding immediately prior to the merger remain outstanding and unchanged, each outstanding Option shall continue to apply to the Shares subject thereto and shall also pertain and apply to any additional securities and other property, if any, to which a holder of the number of Shares subject to the Option would have been entitled as a result of the merger.

                  (iii) Administrator. Adjustments under this SECTION 1(g) shall be made by the Administrator, whose determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive. In computing any adjustment under this SECTION 1(g), any fractional Share which might otherwise become subject to an Option shall be eliminated.

     2.  Limitations on Incentive Stock Options.

            (a) Maximum Number of Incentive Stock Options Exercisable During One Year. To the extent that the aggregate Fair Market Value of the Shares (determined as of the time an Incentive Stock Option is granted pursuant to the Plan) exercisable for the first time by an Employee during any calendar year under the Plan and all similar plans maintained by the Employer Company exceeds $100,000.00, Options for such Shares shall be treated as Options that are Nonstatutory Stock Options, and not as Incentive Stock Options. For purposes of this provision, Options shall be taken into account in the order in which they were granted.

            (b) Non-transferability of Option. An Incentive Stock Option shall not be assigned or transferred other than by will or by the laws of descent and distribution. During the lifetime of the Optionee, the Incentive Stock Option may be exercised only by the Optionee. Transfer of the Incentive Stock Option by will or by the laws of descent and distribution shall not be effective to bind the Company unless the Company shall have been furnished with written notice thereof and an authenticated copy of the will or such other evidence as the Board may deem necessary to establish the validity of the transfer and the acceptance by the transferee of the terms and conditions of such Incentive Stock Option. Any attempted assignment, transfer, pledge, hypothecation or other disposition of the Incentive Stock Option contrary to the provisions hereof, or the levy of any execution, attachment or similar process upon the Incentive Stock Option shall be null and void and without effect.

         3. Method of Exercising Options. The Option shall be exercised as set forth in Section 6.6 of the Plan by a written notice delivered to the Company at its principal office in New York, New York, or such other address designated by the Company, specifying the number of Shares to be purchased and tendering payment in full for such Shares. Payment may be tendered in cash or by certified check, bank cashier's or teller's check or by Shares (valued at Fair Market Value as of the date of tender), or some combination of the foregoing or such other form of consideration which has been approved by the Board or the Committee, including any approved cashless exercise mechanism. In the event all or part of the Option Price is paid in Shares, any excess of the value of such Shares over the Option Price will be returned to the Optionee as follows: (i) any whole Share remaining in excess of the Option Price will be returned in kind, and may be represented by one or more share certificates, and (ii) any partial Share remaining in excess of the Option Price will be returned in cash.

         4. Withholding. In the event the Company determines that it is required to withhold state or Federal withholding tax as a result of the exercise of the Option, as a condition to the exercise thereof, the Optionee shall be required to make arrangements satisfactory to the Company to enable it to satisfy such withholding requirements. Payment of such withholding requirements shall be made in the discretion of the Administrator, (A) in cash, (B) by delivery of Shares registered in the name of the Optionee, (C) by the Company not issuing such number of Shares subject to the Option, as have a Fair Market Value at the time of exercise equal to the amount to be withheld or (D) any combination of (A),
(B) and (C) above. If (I) any Shares are registered under Section 12 of the Exchange Act, (II) the Optionee is an officer or director (as defined in Section 16 of the Exchange Act) of the Company subject to Section 16(b) of the Exchange Act and (III) such payment is made with Shares acquired by the Optionee upon the exercise which gives rise to such withholding, an election under the preceding sentence (x) must be irrevocable and with respect to all Shares covered by the Option subject to the election, provided, however, that such election may be changed through another irrevocable election that takes effect at least six months after the prior election; or (y) may be made during the period beginning on the third business day following the date of release of quarterly and annual summary statements of sales and earnings as provided by Rule 16b-3(e)(3) of the Securities and Exchange Commission and ending on the twelfth (12th) business day following such date and only if such period occurs before the date the Company requires payment of the withholding tax. The election need not be made during the ten-day window period if counsel to the Company determines that compliance with such requirement is unnecessary.

         5. Issuance of Optioned Stock.

            (a) Issuance of Certificates. The Company shall not be required to issue or deliver any certificate for Shares purchased upon exercise of the Option, or any portion thereof, prior to fulfillment of each of the following applicable conditions:

                  (i) The admission of such Shares to listing on all stock exchanges or markets on which the Shares are then listed to the extent such admission is necessary;

                  (ii) The completion of any registration or other qualification of such Shares under any federal or state securities laws or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, which the Board shall in its sole discretion deem necessary or advisable, or the determination by the Board in its sole discretion that no such registration or qualification is required;

                  (iii) The obtaining of any approval or other clearance from any federal or state governmental agency which the Board shall, in its sole discretion, determine to be necessary or advisable; and

                  (iv) The lapse of such reasonable period of time following the exercise of the Option as the Board from time to time may establish for reasons of administrative convenience.

            (b) Compliance with Securities and Other Laws. In no event shall the Company be required to sell, issue or deliver Shares pursuant to the Option if in the opinion of the Board the issuance thereof would constitute a violation by either the Optionee or the Company of any provision of any law or regulation of any governmental authority or any securities exchange. As a condition of any sale or issuance of Shares pursuant to the Option, the Company may place legends on the Shares, issue stop-transfer orders and require such agreements or undertakings from the Optionee as the Company may deem necessary or advisable to assure compliance with any such law or regulation, including if the Company or its counsel deems it appropriate, representations from the Optionee that the Optionee is acquiring the Shares solely for investment and not with a view to distribution and that no distribution of the Shares acquired by the Optionee will be made unless registered pursuant to applicable federal and state securities laws or unless, in the opinion of counsel to the Company, such registration is unnecessary.

         6. Option and Agreement Subject to the Plan. This Agreement and the grant of any Option hereunder are subject to all the terms, conditions and limitations set forth in the Plan, which is incorporated herein by reference and should be read in conjunction herewith. The Plan may subject the Option granted hereunder to additional terms, conditions or limitations which are not specifically set forth herein. Any inconsistency between the Plan and this Agreement shall be resolved in favor of the Plan language. A copy of the Plan is on file for inspection at the Company's principal offices located in New York, New York.

         7. Restrictive Covenants.

            (a) Covenant Not to Compete. The Optionee acknowledges that he or she is aware the services performed by him or her for the Company have been and are of a special and unique character. The Optionee further acknowledges and recognizes his or her possession of confidential and proprietary information regarding the business of the Company. Accordingly, the Optionee agrees that he or she will not, without the written permission of the Company, within or outside of the United States for a period of one (1) year from the date on which such Optionee's employment by or on behalf of the Company or its Subsidiary Corporations is terminated (i) directly or indirectly engage or become interested or involved in any Competitive Business (as hereinafter defined), whether such engagement, interest or involvement shall be as an employer, officer, director, owner, stockholder, employee, partner or in any other capacity or relationship, (ii) assist others in engaging in any Competitive Business in the manner described in the foregoing clause (i), or
(iii) induce employees of the Company to terminate their employment with the Company or engage in any Competitive Business; provided however, that nothing contained in this Section 7(a) shall be deemed to prohibit the Optionee from acquiring, solely for investment purposes, less than 5% of the publicly-traded shares of the capital stock any corporation. As used in this Section 7(a), the term "Competitive Business" means and includes any business or activity that is now or at any time in the future competitive with or directly related to the business conducted by the Company on the date the Optionee's employment by or on behalf of the Company is terminated.

            (b) Agreement Not to Solicit Customers. For a period of one (1) year from the date on which such Optionee's employment by or on behalf of the Company is terminated, the Optionee agrees that he or she will not, for or on behalf of a Competitive Business, directly or indirectly, as owner, officer, stockholder, partner, associate, consultant, manager, advisor, representative, employee, agent, creditor or otherwise, attempt to solicit or in any other way disturb or service any person, firm or corporation that has been a customer account of the Company at any time or times prior to the date hereof, whether or not the Optionee had direct account responsibility for such customer account.

            (c) Confidential Information.

                  (i) The Optionee agrees not to disclose to any person or use, at any time after the date hereof, any confidential information of the Company, whether the Optionee has such information in his memory or embodied in writing or any other physical form. For purposes of this Agreement, the phrase "confidential information of the Company" means all information which (a) is known only to the employees of the Company, or others in a confidential relationship with the Company or employees of affiliated companies, (b) relates to specific technical matters, such as the Company's proprietary information, plans, reports, and promotional sales or operational procedures and materials, or (c) relates to the identity and solicitation of customers and accounting procedures of the Company or other business practices of the Company.

                  (ii) The Optionee agrees not to remove from the premises of the Company, at any time after the date hereof, any document or object containing or reflecting an confidential information of the Company or its Subsidiary Corporations, and the Optionee recognizes that all such documents and objects, whether developed by the Company or by someone else for the Company, are the exclusive property of the Company and its Subsidiary Corporations.

                  (iii) It is agreed that the names and addresses of customers who were contacted by the Optionee on behalf of the Company, or of whom the Optionee became aware through his or her employment with the Company, are trade secrets of the Company, as is other such confidential information of the Company, including but not limited to the customer's business needs and requirements.

                  (iv) The Optionee shall, at any time requested by the Company after the date hereof, promptly deliver to the Company all confidential memoranda, notes, reports, lists, and other documents (and all copies thereof) relating to the business of the Company which he or she may then possess or have under his or her control.

         8. Administration by Board of Directors.

            (a) Generally. The Board or a committee appointed by the Board (the "COMMITTEE"), acting at the Administrator has the exclusive authority to select the Employees (who may be officers) who are to be granted Options, determine the number of Shares to be subject to Options to be granted to each Optionee and designate such Options as either Incentive Stock Options or Nonstatutory Stock Options. The interpretation and construction by the Board or the Committee of any provisions of the Plan or of any Option granted thereunder shall be final. No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted hereunder.

            (b) Registrations. If any Shares are registered under Section 12 of the Exchange Act, then notwithstanding the first or second sentence of the immediately preceding paragraph, after such registration the grant of any Option under the Plan to any person who shall be an officer or director (as defined in Section 16 of the Exchange Act) of the Company at the time of such grant shall only be made either (i) with the approval of the Board if all of its members are Disinterested Persons or (ii) with the approval of the Committee if all of the members of the Committee are Disinterested Persons.

         9. Lock-Up Agreement. The Optionee agrees, if requested by the Company and an underwriter of Shares (or other securities) of the Company, not to sell or otherwise transfer or dispose of any Shares (or other securities) of the Company held by the Optionee during the one hundred eighty (180) day period following the effective date of a registration statement filed under the Act, without the prior consent of the Company or such underwriter, as the case may be.

         10. Miscellaneous.

            (a) No Employment Rights. Nothing in this Agreement or in any Option granted hereunder shall confer upon any individual the right to continue in the service or employ of the Company.

            (b) Binding Effect. This Agreement shall be binding upon, and inure to the benefit of, the successors and assigns of the Company and upon persons who acquire the right to exercise the Option granted hereunder by will or through the laws of descent and distribution.

            (c) Singular, Plural, Gender. Whenever used herein, except where the context clearly indicates to the contrary, nouns in the singular shall include the plural, and the masculine pronoun shall include the feminine gender.

            (d) Headings. Headings of the Sections hereof are inserted for convenience and reference and constitute no part of the Agreement.

            (e) Rights as Stockholder. An Optionee shall have no rights as a stockholder with respect to any Shares subject to such Option prior to the purchase of such Shares by exercise of such Option as provided herein.

            (f) Applicable Law. This Agreement and the Option granted hereunder shall be interpreted, administered and otherwise subject to the laws of the State of New York, without giving effect to principles of conflicts of law, except to the extent that the General Corporation Law of Delaware shall govern.

         IN WITNESS WHEREOF, the Company and the Optionee have executed this Agreement as of the day and year first written above.

                                    FIBERNET TELECOM GROUP, INC.


                                    By:     ______________________
                                    Name:
                                    Title:



                                    OPTIONEE


                                    By:        ______________________
                                    Name:
                                    Address:

                                   SCHEDULE A


         Incentive Stock Option(1)                           Number of Shares
                                                              Exercisable





--------
(1) Such Option is intended to qualify as an Incentive Stock Option under
Section 422 of the Code, but shall be considered a Nonstatutory Stock Option to the extent that it does not comply with the Incentive Stock Option provisions under the Code.